Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of LM Funding America, Inc. of our report dated July 24, 2015 relating to the balance sheet of LM Funding America, Inc. as of April 20, 2015, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ SKODA MINOTTI

Tampa, Florida

August 7, 2015